SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2004, the Compensation Committee of WesBanco, Inc. approved an increase in the salary of Robert H. Young, Executive Vice President and Chief Financial Executive Officer of WesBanco, from $194,000 to $205,000 per annum. The increase became effective on December 8, 2004. No other named executive officer salary changes were approved as of such date.

The Board of Directors of WesBanco, Inc. also approved an increase in fees paid to WesBanco, Inc. Board of Director members and Executive Committee members. The Company’s Board of Directors’ per meeting fee increased to $1,000 per meeting from $750 and the Executive Committee fee increased to $1,250 from $750 per meeting. There was no change in the board’s annual retainer of $4,000. The Board of Directors’ increase becomes effective in February 2005 and the Executive Committee’s increase became effective in January 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

February 3, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer